SNR Denton US LLP Two World Financial Center 225 Liberty Street New York, NY 10281-2699 USA	T +1 212 768 6700 F +1 212 768 6800 snrdenton.com Two World Financial Center New York, NY 10281-1008 212.768.6700 212.768.6800 fax www.sonnenschein.com

October 12, 2010

EXHIBIT 5.1
Board of Directors
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622

Re:  Sale of Common Stock and Warrants registered pursuant to
Registration Statement on Form S-3 (File No. 333-151654)

Ladies and Gentlemen:

In our capacity as counsel to Discovery Laboratories, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (the “Registration Statement”), heretofore filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of October 12, 2010 (the “Prospectus Supplement”), under which the following securities being sold by the Company have been registered: (i) 2,380,952 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) warrants to purchase 1,190,476 shares of Common Stock at an exercise price of $0.273 per share (each a “Warrant” and collectively, the “Warrants”) and (iii) 1,190,476 shares (the “Warrant Shares”) of Common Stock that are issuable upon exercise of the Warrants.  The securities are being sold as units (the “Units”) with each Unit being comprised of (i) one Share and (ii) one Warrant.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s By-Laws, (iii) the Registration Statement, including the base prospectus contained therein and as restated as of June 11, 2010 and filed pursuant to Rule 424(b) under the Act (such base prospectus, the “Base Prospectus”), (iv) the Prospectus Supplement (such Base Prospectus and Prospectus Supplement are collectively referred to herein as the “Prospectus”), (v) corporate proceedings of the Company relating to the Shares, the Warrants and the Warrant Shares, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

October 12, 2010 Page 2

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.  The Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.      The Warrant Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.      The Warrants have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SNR DENTON US LLP

SNR DENTON US LLP